Exhibit 99.1

Naked Brand Group Announces $5.5 Million in Gross Proceeds from Completed At The Market Offering; Amends LOI with Bendon to Reflect $34 Million in Expected Balance Sheet Improvements

NEW YORK, April 11, 2017 --(BUSINESS WIRE)-- Naked Brand Group Inc. (NASDAQ:NAKD) (“Naked”), an innovative fashion and lifestyle brand, today announced that it has raised gross proceeds of $5.5 million under its previously announced at the market offering program (“ATM”). Naked sold 2,189,052 shares of common stock at an average price of $2.51 pursuant to the At The Market Offering Agreement with Maxim Group, LLC. Naked raised approximately $5.3 million in net proceeds under the ATM, and currently has no further capacity to sell shares under its $7.5 million shelf registration statement filed on October 6, 2016.

Further, Naked has entered into Amendment No. 3 (the “Amendment”) to the Letter of Intent, dated December 19, 2016, as amended on February 9, 2017, and March 9, 2017 (the “LOI”), entered into by Naked and Bendon Limited (“Bendon”) in connection with the previously announced proposed business combination (the “Business Combination”). The Amendment includes $34 million in positive adjustments to the net debt target for the anticipated combined company’s balance sheet at the close of the transaction. As contemplated under the Amendment, the combined company would have total net debt of approximately $13 million upon transaction close, with approximately $6 million in assets under Naked, and $19 million in net debt under Bendon. This compares to the previously contemplated total net debt of approximately $51 million, with $1 million in assets under Naked and $52 million in debt under Bendon.

Pursuant to the LOI, it is contemplated that Naked will merge into a subsidiary of a newly formed Australian holding company (“NewCo”) and the shareholders of Naked and Bendon, respectively, will be issued shares of NewCo, which will become the new public company following consummation of the proposed transactions. As a result of the changes in the structure of the Business Combination, the parties have agreed in Amendment No. 3 to extend the deadline by which they are required to enter into a definitive agreement until May 26, 2017. In addition, the parties have agreed to amend the terms of the transaction to reflect certain corporate developments that have occurred or are expected to occur with respect to the parties to the transaction that positively impact the projected balance sheet of NewCo and impact the target Net Asset Amount and Net Debt Amount (each as defined in the LOI) and, thereby, the relative number of shares issuable to shareholders of Naked and the shareholders of Bendon (each as defined in the LOI).

Carole Hochman, Naked’s Chief Executive Officer and Chief Creative Officer, stated, “We have been working very closely with Bendon to ensure that the proposed merger is structured in such a way that it is advantageous to the combined go-forward company as well as our current shareholders. To that end, we are very pleased that we will have a stronger balance sheet, which should provide a solid platform for both organic growth and future potential acquisitions. Importantly, we are committed to and diligently working toward completion of this merger.”

Justin Davis-Rice, Executive Chairman of Bendon, commented, “I am pleased with the hard work that has been done to recapitalize the business, re-domicile the company, and ensure that we are optimally positioned as a go-forward combined company. We remain committed to completing the merger with Naked and continue to believe that this transformative merger will create a global intimate apparel leader with strong growth prospects.”

Completion of the Business Combination remains subject to the negotiation of a definitive merger agreement (the “Merger Agreement”), satisfaction of the conditions negotiated therein and approval of the Business Combination by Naked’s shareholders. Accordingly, there can be no assurance that a Merger Agreement will be entered into or that the proposed Business Combination will be consummated. Further, readers are cautioned that those portions of the LOI, as amended, that describe the proposed Business Combination, including the consideration to be issued therein, are non-binding.

About Naked Brand Group Inc.:

Naked was founded on one basic desire--to create a new standard for how products worn close to the skin fit, feel, and function. Naked's women's and men's collections are available at www.wearnaked.com, and Naked has a growing retail footprint for its innovative and luxurious innerwear products in some of the leading online and department stores in North America including Nordstrom, Bloomingdale's, Dillard's, Soma, Saks Fifth Avenue, Amazon.com, BareNecessities.com, and more. In 2014, renowned designer and sleepwear pioneer Carole Hochman joined Naked as Chief Executive Officer, Chief Creative Officer, and Chairwoman with the goal of growing Naked into a global lifestyle brand. In June 2015, Naked announced a strategic partnership with NBA Miami HEAT (now Chicago Bulls) star Dwyane Wade. The 3-time NBA Champion, 11-time All Star, and Olympic Gold Medalist joined Naked's Advisory Board, and is the Creative Director for a signature collection of men's innerwear which launched in 2016. Naked is headquartered in New York City and plans to expand in the future into other apparel and product categories that can exemplify the mission of the brand, such as activewear, swimwear, sportswear and more. http://www.nakedbrands.com/

About Bendon Limited:

Bendon is a global leader in intimate apparel and swimwear renowned for its best in category innovation in design, and technology and unwavering commitment to premium quality products throughout its 70-year history. Bendon has a portfolio of 10 highly productive brands, including owned brands Bendon, Bendon Man, Davenport, Evollove, Fayreform, Hickory, Lovable (in Australia and New Zealand) and Pleasure State, as well as licensed brands Heidi Klum Intimates and Swimwear and Stella McCartney Lingerie and Swimwear.

In October 2014 Bendon announced supermodel and television host Heidi Klum as the Creative Director and face of Bendon's flagship Intimates collection, succeeding Elle Macpherson after 25 years with the brand. Bendon products are distributed through over 4,000 doors across 34 countries as well as through a growing network of 60 company-owned Bendon retail and outlet stores in Australia, New Zealand and Ireland. Bendon’s global supply chain is one of its strongest assets, controlling sourcing, manufacturing and production at over 30 partner facilities across Asia. Bendon has more than 700 staff at offices and stores in Auckland, Sydney, New York, London and Hong Kong and is poised for continued meaningful growth as it opens additional retail stores and expands its current portfolio of products. http://www.bendongroup.com/

Additional Information and Where to Find It

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication does not constitute the solicitation of any vote or approval. The proposed Business Combination will be submitted to the stockholders of the Company for their consideration. In connection therewith, the NewCo, Bendon and the Company intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including a Registration Statement on Form F-4 to be filed by NewCo that will include a proxy statement of Naked that also constitutes a prospectus of NewCo and a definitive proxy statement/prospectus (when they become available) will be sent to Naked stockholders. Such documents are not currently available. Before making any voting or investment decision with respect to the Business Combination, investors and security holders of the Company are urged to read the definitive proxy statement/prospectus and the other relevant materials filed or to be filed with the SEC carefully and in their entirety when they become available because they will contain important information about NewCo, the Company, Bendon and the proposed Business Combination. The definitive proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by NewCo or the Company with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders of the Company may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, Attention: Investor Relations.

Participants in the Solicitation

Naked and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Naked in connection with the proposed Business Combination. Information regarding the participants in the proxy solicitation of the stockholders of Naked and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus regarding the proposed Business Combination and other relevant materials to be filed with the SEC by Naked when they become available. Additional information regarding the directors and executive officers of Naked is also included in Naked’s Annual Report on Form 10-K for the year ended January 31, 2016 and the proxy statement for Naked’s 2016 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Naked at the address described above.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this communication, other than purely historical information, including estimates, projections and statements relating to Naked’s or Bendon’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in or incorporated by reference into this communication regarding strategy, future operations, future transactions, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements regarding the structure, timing and completion of the proposed Business Combination, the transactions contemplated thereby or any other actions to be taken in connection therewith; Naked’s continued listing on the NASDAQ Capital Market until closing of the proposed Business Combination; Naked’s continued compliance with the minimum shareholders’ equity requirements at the time of Naked’s next periodic report; NewCo’s anticipated listing on the NASDAQ Capital Market upon closing of the proposed Business Combination; expectations regarding the capitalization, resources and ownership structure of the combined company; the adequacy of the combined company’s capital to support its future operations; Naked’s and Bendon’s plans, objectives, expectations and intentions; the nature, strategy and focus of the combined company; the executive and board structure of the combined company; and expectations regarding voting by Naked’s stockholders. Naked and/or Bendon may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with stockholder approval of and the ability to consummate the proposed Business Combination through the process being conducted by Naked, NewCo and Bendon, the ability of Naked, NewCo and Bendon to enter into a definitive agreement and consummate such transaction, the risk that one or more of the conditions to closing of the Business Combination may not be satisfied, including, without limitation, the effectiveness of the registration statement to be filed with the SEC or the listing of NewCo’s ordinary shares on the NASDAQ Capital Market, the lack of a public market for ordinary shares of NewCo and the possibility that a market for such shares may not develop, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the combined company to meet its business objectives and operational requirements, the ability to realize the expected synergies or savings from the proposed Business Combination in the amounts or in the timeframe anticipated, the risk that competing offers or acquisition proposals will be made, the ability to integrate Naked’s and Bendon’s businesses in a timely and cost-efficient manner, the inherent uncertainty associated with financial projections, and the potential impact of the announcement or closing of the proposed Business Combination on customer, supplier, employee and other relationships. Caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Naked disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

ICR
Naked Brand Group
Alecia Pulman/Brittany Fraser, 203-682-8200
NakedBrandsPR@icrinc.com
or
Investor Relations:
Jean Fontana/Megan Crudele, 646-277-1200
Jean.fontana@icrinc.com

Source: Naked Brand Group Inc.